UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 23, 2017

MMRGLOBAL, INC.
 (Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4401 WILSHIRE BLVD. LOS ANGELES, CA 90010
(Address of Principal Executive Offices) (Zip Code)

(310) 476-7002
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A is filed to correct typographical errors in the Form 8-K filed February 23, 2017.

Item 3.02    Unregistered Sales of Equity Securities.

The following is a summary of transactions by us since our previous disclosure on our Form 10-K filed with the Securities and Exchange Commission on November 21, 2016 involving sales of our securities that were not registered under the Securities Act of 1933, as amended (the "Securities Act"). Each offer and sale was exempt from registration under either Section 4(2) of the Securities Act or Rule 506 under Regulation D of the Securities Act because (i) the securities were offered and sold only to accredited investors; (ii) there was no general solicitation or general advertising related to the offerings; (iii) each investor was given the opportunity to ask questions and receive answers concerning the terms of and conditions of the offering and to obtain additional information; (iv) the investors represented that they were acquiring the securities for their own account and for investment purposes only without intent to distribute to the public; and (v) the securities were issued with restrictive legends and stop transfer orders preventing their transfer, sale or other disposition without an applicable exemption under the Securities Act:

On December 21, 2016 we granted a total of 990,000 shares of restricted stock to an unrelated third party at a price of $0.02 per share in consideration of a reduction in debt.

On December 21, 2016 we granted a total of 55,758 shares of restricted stock to an unrelated third party at a price of $0.06 per share in consideration of a reduction in debt.

On December 21, 2016 we granted a total of 100,000 shares of restricted stock to an unrelated third party at a price of $0.03 per share in consideration of a reduction in debt.

On December 21, 2016 we granted a total of 92,308 shares of restricted stock to an unrelated third party at a price of $0.03 per share in consideration of a reduction in debt.

On December 21, 2016 we granted a total of 128,000 shares of restricted stock to an unrelated third party at a price of $0.02 per share in consideration of a reduction in debt.

On December 21, 2016 we granted a total of 254,643 shares of restricted stock to an unrelated third party at a price of $0.01 per share in consideration of a reduction in debt.

On December 21, 2016 we granted a total of 225,929 shares of restricted stock to an unrelated third party at a price of $0.01 per share in consideration of a reduction in debt.

On December 21, 2016 we granted a total of 221,571 shares of restricted stock to an unrelated third party at a price of $0.01 per share in consideration of a reduction in debt.

On December 21, 2016 we granted a total of 437,953 shares of restricted stock to an unrelated third party at a price of $0.01 per share in consideration of a reduction in debt.

On January 19, 2017 we granted a total of 330,000 shares of restricted stock to an unrelated third party at a price of $0.02 per share in consideration of a reduction in debt.

On February 10, 2017 we granted a total of 1,320,000 shares of restricted stock to an unrelated third party at a price of $0.01 per share in consideration of a reduction in debt.

On February 23, 2017, we granted Bernard Stolar, a member of our Board of Directors and Acting Chief Financial Officer of the Company, a warrant to acquire 5,000,000 shares of common stock in consideration for services as Acting CFO. The warrant has an exercise price of $0.005 per share, with an expiration date of December 20, 2022, and is immediately vested at the date of grant.

On February 23, 2017, we granted Bernard Stolar, a member of our Board of Directors and Acting Chief Financial Officer of the Company, a warrant to acquire 3,000,000 shares of common stock in consideration for services as a Member of the Board of Directors and a Special Consultant to the Company. The warrant has an exercise price of $0.005 per share, with an expiration date of December 20, 2022, and is immediately vested at the date of grant.

On February 23, 2017, we granted Scott Kline a warrant to acquire 5,000,000 shares of common stock in partial consideration of legal services. The warrant has an exercise price of $0.005 per share, with an expiration date of December 2022, and is immediately vested at the date of grant.

On February 23, 2017, we granted Scott Kline a member of our Board of Directors, a warrant to acquire 3,000,000 shares of common stock in consideration for services as a Member of the Board of Directors The warrant has an exercise price of $0.005 per share, with an expiration date of December 20, 2022, and is immediately vested at the date of grant.

On February 23, 2017, The RHL Group, Inc., an entity affiliated with our Chairman & CEO Robert H. Lorsch, elected to purchase 80,000,000 shares of common stock at a price of $0.005 per share in consideration of partial waiver of principal amount under the Eleventh Amended Note.

All securities granted or sold under these agreements are unregistered, non-transferrable and non-saleable, and may only be resold or transferred if they later become registered or fall under an exemption to the Securities Act and applicable state laws.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMRGLOBAL, INC.
February 27, 2017	By: /s/ Robert H. Lorsch Robert H. Lorsch Chief Executive Officer